UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023

UPEXI, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-25526	83-3378978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17129 US Hwy 19 N.

Clearwater, FL 33760

(Address of Principal Executive Offices) (Zip Code)

(701) 353-5425

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	UPXI	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Interactive Offers, LLC

On August 31, 2023, Upexi, Inc. (the “Company”) entered into an Equity Interest Purchase Agreement (“EIPA”) pursuant to which the Company sold One hundred percent (100%) of the issued and outstanding equity (the “Interests”) of its wholly owned subsidiary Interactive Offers, LLC (“Interactive”) to Amplifyir Inc. (the “Buyer”).  The purchase price for the Interests was One Million Two Hundred Fifty Thousand Dollars ($1,250,000), subject to certain customary post closing adjustments.  In addition, the Buyer is obligated to pay the Company Two- and one-half percent (2.5%) of certain advertising revenues of Interactive for a two year period post closing.

The EIPA is attached as an exhibit hereto.  The assertions embodied in the representations and warranties contained in the EIPA were made solely for purposes of the EIPA and are not intended to provide factual, business, or financial information about the Company or the Buyer. Moreover, some of those representations and warranties (i) may not be accurate or complete as of any specified date, (ii) may be subject to a contractual standard of materiality different from those generally applicable to shareholders or different from what a shareholder might view as material, (iii) may have been used for purposes of allocating risk among the Company and the Buyer, rather than establishing matters as facts, or (iv) may have been qualified by certain disclosures not reflected in the EIPA that were made to the other party in connection with the negotiation of the EIPA and generally were solely for the benefit of the parties to that agreement. The EIPA should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, documents that the Company files with the SEC.

Cygnet Online, LLC

                On September 1, 2023 (the “Closing Date”), the Company exercised its option to acquire Forty-five percent (45%) of the issued and outstanding equity of Cygnet Online, LLC (“Cygnet”) from Eric Hanig (“Hanig”).  The Company acquired Fifty-five percent (55%) of the issued and outstanding equity of Cygnet from Hanig effective April 1, 2022.  As a result of the foregoing the Company now owns One hundred percent (100%) of the issued and outstanding equity of Cygnet.  In consideration for the September 1, 2023, acquisition the Company paid Hanig Five Hundred Thousand Dollars ($500,000) on the Closing Date, issued Ninety Thousand Nine Hundred and Nine (90,909) shares of the Company’s common stock to Hanig, and agreed to pay Hanig Three Hundred Thousand Dollars ($300,000) on the one year anniversary of the Closing Date.

Item 8.01 Other Events.

On September 6, 2023, the Company issued a press release announcing its entry into the EIPA and the closing of the transactions set forth therein, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information in Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

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Item 9.01 Financial Statements and Exhibits.1

Exhibit No.	Exhibit Description
2	Equity Interest Purchase Agreement by and between the Company and Buyer dated August 31, 2023
99.1	Press Release issued by Upexi, Inc., dated September 6, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UPEXI, INC.

Date: September 6, 2023	By:	/s/ Allan Marshall
Allan Marshall
Chief Executive Officer and Chairman

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